FOR IMMEDIATE RELEASE	STERLING BANCORP CONTACT:
April 24, 2019	Luis Massiani, SEVP & Chief Financial Officer
845.369.8040
http://www.sterlingbancorp.com
Sterling Bancorp announces results for the first quarter of 2019; strong operating momentum with diluted earnings per share available to common stockholders of $0.47 (as reported) and $0.50 (as adjusted), and significant progress in balance sheet transition strategy.
Key Performance Highlights for the Three Months ended March 31, 2019 vs. March 31, 2018

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	3/31/2018	3/31/2019	Change % / bps	3/31/2018	3/31/2019	Change % / bps
Total revenue[2]	$253,077	$255,103	0.8%	$262,568	$263,923	0.5%
Net income available to common	96,873	99,450	2.7	100,880	105,902	5.0
Diluted EPS available to common	0.43	0.47	9.3	0.45	0.50	11.1
Net interest margin[3]	3.54%	3.48%	(6)	3.60%	3.54%	(6)
Return on average tangible common equity	16.55	16.00	(55)	17.24	17.04	(20)
Return on average tangible assets	1.39	1.39	—	1.45	1.48	3
Operating efficiency ratio[4]	44.2	45.1	90	40.3	40.5	20

▪	Net income available to common stockholders of $99.5 million (as reported) and $105.9 million (as adjusted).

▪	Total commercial loans of $17.1 billion at March 31, 2019; growth of 16.1% over March 31, 2018.

▪	Operating efficiency ratio of 45.1% (as reported) and 40.5% (as adjusted).

▪	Repurchased 8,002,595 common shares in the first quarter of 2019.

▪	Tangible book value per common share[1] of $11.92; growth of 11.6% over March 31, 2018.
Key Performance Highlights for the Three Months ended March 31, 2019 vs. December 31, 2018

($ in thousands except per share amounts)	GAAP / As Reported			Non-GAAP / As Adjusted[1]
	12/31/2018	3/31/2019	Change % / bps	12/31/2018	3/31/2019	Change % / bps
Total revenue[2]	$265,346	$255,103	(3.9)%	$274,247	$263,923	(3.8)%
Net income available to common	112,501	99,450	(11.6)	116,458	105,902	(9.1)
Diluted EPS available to common	0.51	0.47	(7.8)	0.52	0.50	(3.8)
Net interest margin[3]	3.48%	3.48%	—	3.53%	3.54%	1
Return on average tangible common equity	17.56	16.00	(156)	18.17	17.04	(113)
Return on average tangible assets	1.53	1.39	(14)	1.58	1.48	(10)
Operating efficiency ratio[4]	41.4	45.1	370	38.0	40.5	250

▪	Growth in commercial loan balances of $864.4 million over linked quarter; 21.6% annualized growth rate.

▪	Acquired $497 million (par value) asset-based and equipment finance loan portfolio and origination platform.

▪	Completed sale of $1.3 billion of residential mortgage loans; realized a gain of $8.3 million.

▪	As adjusted net interest margin remained stable at 3.54%; balance sheet transition and improving deposit environment is anticipated will result in margin expansion in 2019.

▪	Adjusted operating expenses were $106.9 million[1]; continued rationalization of real estate and financial center network is anticipated will reduce expenses in 2019.

1. Non-GAAP / as adjusted measures are defined in the non-GAAP tables beginning on page 17.
2. Total revenue is equal to net interest income plus non-interest income. Total revenue as adjusted is equal to tax equivalent net interest income plus non-interest income excluding securities gains and losses.
3. Net interest margin is equal to net interest income divided by average interest earning assets. Net interest margin as adjusted, or tax equivalent net interest margin, is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment is assumed at a 21% federal tax rate in all periods presented.
4. Operating efficiency ratio is a non-GAAP measure. See page 19 for an explanation of the operating efficiency ratio.

MONTEBELLO, N.Y. – April 24, 2019 – Sterling Bancorp (NYSE: STL) (the “Company”), the parent company of Sterling National Bank (the “Bank”), today announced results for the three months ended March 31, 2019. Net income available to common stockholders for the quarter ended March 31, 2019 was $99.4 million, or $0.47 per diluted share, compared to net income available to common stockholders of $112.5 million, or $0.51 per diluted share, for the linked quarter ended December 31, 2018, and net income available to common stockholders of $96.9 million, or $0.43 per diluted share, for the three months ended March 31, 2018.

President’s Comments
Jack Kopnisky, President and Chief Executive Officer, commented: “We started 2019 with strong operating momentum, executing several strategic actions in-line with our objective of creating a diversified commercial bank with superior levels of growth and profitability. In the first quarter of 2019, our adjusted net income available to common stockholders was $105.9 million and our adjusted diluted earnings per share available to common stockholders was $0.50, representing growth of 5.0% and 11.1%, respectively, over the first quarter of 2018. Our profitability metrics remained strong, including adjusted return on average tangible assets of 1.48% and adjusted return on average tangible common equity of 17.04%.

“We made significant progress in our balance sheet transition strategy and generated strong commercial loan growth in the first quarter of 2019. Organically, we grew spot commercial loan balances by $392.5 million since December 31, 2018, which was offset by substantial run-off of residential mortgage loans of $155.9 million. We will remain disciplined on new loan originations and portfolio acquisitions, focusing on diversified commercial asset classes where we can achieve our target risk-adjusted returns. To that end, we completed the following actions during the quarter:

▪	We sold $1.3 billion of residential mortgage loans and realized a gain on sale of $8.3 million. We anticipate selling an additional $200 million in loans in the second quarter of 2019.

▪
On February 28, 2019, we acquired $497 million (par value) of commercial loans and a national origination platform from Woodforest National Bank. These loans are complementary to our existing asset-based lending and equipment finance businesses and have a weighted average interest rate of approximately 5.5%. Combined with our organic commercial loan volume, total commercial loans increased by $864.4 million relative to the prior quarter end.

▪
We reduced our securities portfolio, shifting our proportion of securities to total earning assets closer to our long-term target of 20-22%. In total, we sold $738.8 million of securities with a yield of 2.72% and realized a loss on sale of $13.2 million.

“Our average total deposit balances have increased by $628.0 million since the first quarter of 2018. Total deposits were $21.2 billion and the cost of total deposits was 0.88% in the first quarter of 2019. Our net interest margin excluding accretion income on acquired loans remained stable at 3.16%. We anticipate that our loan portfolio transition, lower FHLB borrowing balances and improving deposit market competitive dynamics will result in higher tax equivalent net interest margin excluding accretion income on acquired loans in 2019.

“We continue to focus on maintaining discipline and controls over operating expenses. Our adjusted operating expenses were $106.9 million in the first quarter of 2019, and are anticipated to decrease throughout 2019 as we further consolidate back-office locations, rationalize our financial network and reduce total FTE count. We are confident that our operating expenses will be lower in 2019 than in 2018.

“Our tangible common equity ratio was 8.87% and our estimated Tier 1 Leverage ratio was 9.21% at March 31, 2019. Our tangible book value per common share was $11.92, which represented an increase of 11.6% from a year ago. Our ample capital position and strong internal capital generation will support our growth strategy and allow us to return capital to stockholders. In the first quarter of 2019, we repurchased 8,002,595 common shares. We anticipate completing our approved stock repurchase program in the second quarter of 2019 and our Board of Directors has authorized an increase to our program of an additional 10 million shares.

“We have created a Company with significant operating flexibility and are confident that our business mix, growth strategy and strong capital position will allow us to continue generating superior returns and earnings per share growth. We would like to thank our clients, colleagues and shareholders for your support and look forward to working with all of our partners as we continue to build a great company.
“Lastly, we have declared a dividend on our common stock of $0.07 per share payable on May 20, 2019 to holders of record as of May 6, 2019.”

Reconciliation of GAAP Results to Adjusted Results (non-GAAP)
The Company’s GAAP net income available to common stockholders of $99.4 million, or $0.47 per diluted share, for the first quarter of 2019, included the following items:

▪	a pre-tax loss of $13.2 million on the sale of available for sale securities;

▪	a pre-tax gain of $8.3 million on the sale of residential mortgage loans held for sale;

▪
a pre-tax charge of $3.3 million related to the acquisition of the commercial loan portfolio and origination platform of Woodforest National Bank, which was related to professional fees, severance, retention, systems integration expense and facilities consolidation;

▪	a gain of $46 thousand on the early extinguishment of $7.0 million of senior notes assumed in the Astoria Financial Corporation merger ( “Astoria” and the “Astoria Merger”); and

▪	the pre-tax amortization of non-compete agreements and acquired customer list intangible assets of $242 thousand.
Excluding the impact of these items, adjusted net income available to common stockholders was $105.9 million, or $0.50 per diluted share, for the three months ended March 31, 2019.
Non-GAAP financial measures include references to the terms “adjusted” or “excluding”. See the reconciliation of the Company’s non-GAAP financial measures beginning on page 17.
Net Interest Income and Margin

($ in thousands)	For the three months ended			Change % / bps
	3/31/2018	12/31/2018	3/31/2019	Y-o-Y	Linked Qtr
Interest and dividend income	$281,346	$313,197	$309,400	10.0%	(1.2)%
Interest expense	46,976	70,326	73,894	57.3	5.1
Net interest income	$234,370	$242,871	$235,506	0.5	(3.0)

Accretion income on acquired loans	$30,340	$27,016	$25,580	(15.7)%	(5.3)%
Yield on loans	4.85%	5.07%	5.17%	32	10
Tax equivalent yield on investment securities	2.85	2.92	2.99	14	7
Tax equivalent yield on interest earning assets	4.31	4.54	4.64	33	10
Cost of total deposits	0.47	0.77	0.88	41	11
Cost of interest bearing deposits	0.59	0.97	1.09	50	12
Cost of borrowings	2.01	2.43	2.53	52	10
Cost of interest bearing liabilities	0.89	1.28	1.39	50	11
Tax equivalent net interest margin[5]	3.60	3.53	3.54	(6)	1

Average loans, including loans held for sale	$19,635,900	$20,389,223	$20,412,274	4.0%	0.1%
Average investment securities	6,602,175	6,685,989	6,334,694	(4.1)	(5.3)
Average total interest earning assets	26,833,922	27,710,655	27,414,224	2.2	(1.1)
Average deposits and mortgage escrow	20,688,147	21,352,428	21,316,126	3.0	(0.2)
5 Tax equivalent net interest margin is equal to net interest income plus the tax equivalent adjustment for tax exempt securities divided by average interest earning assets. The tax equivalent adjustment is assumed at a 21% federal tax rate in all periods presented.

First quarter 2019 compared with first quarter 2018
Net interest income was $235.5 million, an increase of $1.1 million compared to the first quarter of 2018. This was mainly due to an increase in average loans outstanding originated through our commercial banking teams and acquisitions, which was partially offset by an increase in interest expense paid to depositors and on borrowings. Other key components of the changes in net interest income and net interest margin were the following:

▪
The yield on loans was 5.17% compared to 4.85% for the three months ended March 31, 2018. The increase in yield on loans was mainly due to the change in portfolio composition, as we continued to add commercial loans while the proportion of lower yielding residential mortgage and multi-family loans decreased due to run-off and sales. Accretion income on acquired loans was $25.6 million in the first quarter of 2019 compared to $30.3 million in the first quarter of 2018.

▪
Average commercial loans, which includes all commercial and industrial loans, commercial real estate loans (including multi-family) and acquisition development and construction loans, were $16.2 billion compared to $14.3 billion in the first quarter of 2018, an increase of $1.9 billion or 13.6%.

▪
The tax equivalent yield on investment securities was 2.99% compared to 2.85% for the three months ended March 31, 2018. Average investment securities were $6.3 billion, or 23.1%, of average total interest earning assets for the first quarter of 2019 compared to $6.6 billion, or 24.6%, of average earning assets for the first quarter of 2018. In the first quarter of 2019 we sold lower yielding securities as part of our balance sheet transition strategy.

▪	The tax equivalent yield on interest earning assets increased 33 basis points between the periods to 4.64%.

▪
The cost of total deposits was 88 basis points and the cost of borrowings was 2.53%, compared to 47 basis points and 2.01%, respectively, for the same period a year ago. The increase was mainly due to increases in market rates of interest. The cost of total deposits has also been impacted by the competitive environment in the Greater New York metropolitan area, as higher interest rates have been required to attract and retain higher balance commercial and consumer deposits.

▪
The total cost of interest bearing liabilities increased 50 basis points to 1.39% for the first quarter of 2019 compared to 0.89% for the first quarter of 2018, which was mainly due to the increase in market interest rates and the competitive factors discussed above.

▪
Average interest bearing deposits increased by $351.7 million and average borrowings decreased $131.7 million compared to the first quarter of 2018. Total interest expense increased by $26.9 million compared to the first quarter of 2018.

The tax equivalent net interest margin was 3.54% for the first quarter of 2019 compared to 3.60% for the first quarter of 2018. The decrease in tax equivalent net interest margin was mainly due to the increase in the cost of interest bearing liabilities and the decrease in accretion income on acquired loans. Excluding accretion income, tax equivalent net interest margin was 3.16% for the first quarter of 2019 compared to 3.15% in the first quarter of 2018.

First quarter 2019 compared with linked quarter ended December 31, 2018
Net interest income declined $7.4 million compared to the linked quarter. The decrease in net interest income was mainly due to the loss of two days between the periods, a decline of $296.4 million in the average balance of interest-earning assets, higher interest expense paid on interest bearing liabilities and lower accretion income on acquired loans. Other key components of the changes in net interest income compared to the linked quarter were the following:

▪
The yield on loans was 5.17% compared to 5.07% for the linked quarter. The increase in the yield on loans was mainly driven by the change in composition of the loan portfolio as average residential loans declined by $457.1 million while average commercial loans increased by $496.2 million. The average balance of total portfolio loans increased by $23.1 million. Accretion income on acquired loans was $25.6 million, a decrease of $1.4 million relative to the linked quarter.

▪
The tax equivalent yield on investment securities was 2.99% compared to 2.92% for the linked quarter. The increase in yield was related to the decline in average investment securities balances of $351.3 million, as we sold lower yielding securities.

▪	The tax equivalent yield on interest earning assets was 4.64% compared to 4.54% in the linked quarter.

▪	The cost of total deposits increased 11 basis points to 88 basis points and the total cost of borrowings increased 10 basis points to 2.53%, for the same reasons as discussed above.

▪
Average interest bearing deposits increased by $40.6 million and average borrowings decreased by $250.4 million relative to the linked quarter. Total interest expense increased by $3.6 million over the linked quarter.

The tax equivalent net interest margin was 3.54% compared to 3.53% in the linked quarter. Excluding accretion income on acquired loans, tax equivalent net interest margin was 3.16% compared to 3.15% in the liked quarter. We anticipate that our loan portfolio transition, lower FHLB borrowing balances and improving deposit market dynamics will result in higher net interest margin in 2019.

Non-interest Income

($ in thousands)	For the three months ended			Change %
	3/31/2018	12/31/2018	3/31/2019	Y-o-Y	Linked Qtr
Total non-interest income	$18,707	$22,475	$19,597	4.8%	(12.8)%
Net (loss) on sale of securities	(5,421)	(4,886)	(13,184)	143.2	169.8
Net gain on sale of residential mortgage loans	—	—	8,313	NM	NM
Adjusted non-interest income	$24,128	$27,361	$24,468	1.4	(10.6)

First quarter 2019 compared with first quarter 2018
Excluding net (loss) on sale of securities and net gain on sale of residential mortgage loans, adjusted non-interest income increased $340 thousand in the first quarter of 2019 to $24.5 million, compared to $24.1 million in the same quarter last year. The change was mainly due to higher loan commissions and fees and higher loan swap fees, which are included in other non-interest income. These increases were partially offset by a decline of $791 thousand in deposit service charges, which was mainly due to a client retention strategy executed for six months following the Astoria deposit systems conversion in August 2018.
In the first quarter of 2019, we sold $738.8 million of available for sale securities and realized a loss of $13.2 million. The securities were sold as we execute our strategy of repositioning our balance sheet and interest earning assets to a more optimal mix.
In the first quarter of 2019, we sold $1.3 billion of residential mortgage loans and realized a gain of $8.3 million.
First quarter 2019 compared with linked quarter ended December 31, 2018
Excluding net (loss) on sale of securities and net gain on sale of residential mortgage loans, adjusted non-interest income decreased approximately $2.9 million from $27.4 million in the linked quarter to $24.5 million in the first quarter of 2019. The decrease was mainly due to a seasonal decline in accounts receivable management / factoring commissions and other related fees of $1.1 million, as these businesses typically have peak volumes in the fourth quarter, and a decrease in loan swap fees, which are included in other non-interest income, of $1.0 million. Loan swap fees are usually connected to new loan originations, which may result in fluctuations in swap fee volume on a linked quarter basis based on loan origination volumes.

Non-interest Expense

($ in thousands)	For the three months ended			Change % / bps
	3/31/2018	12/31/2018	3/31/2019	Y-o-Y	Linked Qtr
Compensation and benefits	$54,680	$54,677	$55,990	2.4%	2.4%
Stock-based compensation plans	2,854	3,679	5,123	79.5	39.2
Occupancy and office operations	17,460	16,579	16,535	(5.3)	(0.3)
Information technology	11,718	8,761	8,675	(26.0)	(1.0)
Amortization of intangible assets	6,052	5,865	4,826	(20.3)	(17.7)
FDIC insurance and regulatory assessments	5,347	3,608	3,338	(37.6)	(7.5)
Other real estate owned (“OREO”), net	364	15	217	(40.4)	1,346.7
Charge for asset write-downs, systems integration, retention and severance	—	—	3,344	NM	NM
Other expenses	13,274	16,737	16,944	27.6	1.2
Total non-interest expense	$111,749	$109,921	$114,992	2.9	4.6
Full time equivalent employees (“FTEs”) at period end	2,016	1,907	1,855	(8.0)	(2.7)
Financial centers at period end	127	106	99	(22.0)	(6.6)
Operating efficiency ratio, as reported	44.2%	41.4%	45.1%	(90)	(370)
Operating efficiency ratio, as adjusted	40.3	38.0	40.5	(20)	(250)

First quarter 2019 compared with first quarter 2018
Total non-interest expense increased $3.2 million relative to the first quarter of 2018. Key components of the change in non-interest expense between the periods were the following:

▪
Compensation and benefits increased $1.3 million, as the composition of our employees has shifted to a higher proportion of commercial banking and relationship management personnel. Total FTEs declined to 1,855 from 2,016, which was mainly due to the completion of the Astoria Merger integration and ongoing financial center consolidation strategy, and was partially offset by additions in FTEs from acquisitions, commercial bankers and risk management personnel.

▪
Occupancy and office operations decreased $925 thousand mainly due to the consolidation of financial centers and other locations acquired in the Astoria Merger. We have consolidated 28 financial centers and two back office locations over the past twelve months. We anticipate consolidating 10 additional financial centers over the balance of 2019 and are targeting a total count of 80 financial centers by mid-2020.

▪	Information technology expense decreased $3.0 million, mainly due to the completion of the conversion of Astoria’s legacy deposit systems in the third quarter of 2018.

▪
Amortization of intangible assets decreased $1.2 million. The decrease is mainly due to the accelerated amortization of the core deposit intangible assets that were recorded in the Astoria Merger and other acquisitions.

▪
FDIC insurance and regulatory assessments decreased $2.0 million to $3.3 million in the first quarter of 2019, compared to $5.3 million in the first quarter of 2018. This was mainly due to a decrease in FDIC deposit insurance expense.

▪
OREO, net, decreased $147 thousand to $217 thousand, compared to $364 thousand for the first quarter of 2018. In the first quarter of 2019, OREO, net, included gain on sale of $457 thousand, which was offset by $141 thousand of write-downs and $573 thousand of operating costs.

▪
Charge for asset write-downs, systems integration, retention and severance was incurred in the first quarter of 2019 in connection with the commercial loan portfolio and origination platform acquisition from Woodforest National Bank. As the acquisition included personnel and facilities, we accounted for this transaction as a business combination.

▪
Other expenses increased $3.7 million to $16.9 million, mainly due to an increase in defined benefit pension plan expense. We anticipate terminating the legacy Astoria defined benefit pension plan in late 2019 or 2020, once regulatory approvals are received.

First quarter 2019 compared with linked quarter ended December 31, 2018
Total non-interest expense increased $5.1 million to $115.0 million in the first quarter of 2019. Key components of the change in non-interest expense were the following:

▪
Compensation and benefits increased $1.3 million and was $56.0 million. The increase was mainly due to an increase in payroll taxes and benefits expense. Total FTEs declined to 1,855 at March 31, 2019 from 1,907 at December 31, 2018.

▪
Stock-based compensation plans increased $1.4 million and was $5.1 million. The increase was mainly due to higher expenses associated with the vesting of performance-based awards granted in February 2016, which had a three-year performance measurement period. The awards vested at 150% of the target amount granted.

▪	Amortization of intangible assets decreased $1.0 million for the same reasons as discussed above.

Taxes
For the three months ended March 31, 2018, December 31, 2018 and March 31, 2019, the Company recorded income tax expense at an estimated effective income tax rate of 23.25%, 21.0% and 22.0%, respectively. Due to stock-based compensation activity in the periods, a discrete income tax item was recorded that reduced income tax expense in the quarters ended March 31, 2018 and 2019 by $380 thousand and $106 thousand, respectively.

Key Balance Sheet Highlights as of March 31, 2019

($ in thousands)	As of			Change % / bps
	3/31/2018	12/31/2018	3/31/2019	Y-o-Y	Linked Qtr
Total assets	$30,468,780	$31,383,307	$29,956,607	(1.7)%	(4.5)%
Total portfolio loans, gross	19,939,245	19,218,530	19,908,473	(0.2)	3.6
Commercial & industrial (“C&I”) loans	5,341,548	6,533,386	7,265,187	36.0	11.2
Commercial real estate loans (including multi-family)	9,099,606	9,406,541	9,516,013	4.6	1.2
Acquisition, development and construction loans	262,591	267,754	290,875	10.8	8.6
Total commercial loans	14,703,745	16,207,681	17,072,075	16.1	5.3
Residential mortgage loans	4,883,452	2,705,226	2,549,284	(47.8)	(5.8)
Total deposits	20,623,233	21,214,148	21,225,639	2.9	0.1
Core deposits[6]	19,538,410	19,998,967	20,160,733	3.2	0.8
Municipal deposits (included in core deposits)	1,775,472	1,751,670	2,027,563	14.2	15.8
Investment securities	6,635,286	6,667,180	5,915,050	(10.9)	(11.3)
Total borrowings	4,927,594	5,214,183	3,633,480	(26.3)	(30.3)
Loans to deposits[6]	96.7%	90.6%	93.8%	(290)	320
Core deposits to total deposits	94.7	94.3	95.0	30	70
Investment securities to total assets	21.8	21.2	19.7	(210)	(150)
6 Core deposits include retail, commercial and municipal transaction, money market, savings accounts and certificates of deposits accounts, and reciprocal Certificate of Deposit Account Registry balances and exclude brokered and wholesale deposits.
Highlights in balance sheet items as of March 31, 2019 were the following:

▪
C&I loans (which include traditional C&I, asset-based lending, payroll finance, warehouse lending, factored receivables, equipment financing and public sector finance loans) represented 36.5% of total portfolio loans, commercial real estate loans (which include multi-family loans) represented 47.8%, consumer and residential mortgage loans combined represented 14.2%, and acquisition, development and construction loans represented 1.5% of total portfolio loans. At March 31, 2018, C&I loans represented 26.8% of total portfolio loans, commercial real estate loans (which include multi-family loans) represented 45.6%, consumer and residential mortgage loans combined represented 26.2%, and acquisition, development and construction loans represented 1.3% of total portfolio loans. We are making progress towards our goal of a loan mix comprised of 45% for each of C&I and commercial real estate loans and 10% other loans.

▪
Total commercial loans, which include all C&I loans, commercial real estate (including multi-family) and acquisition, development and construction loans, increased by $864.4 million over the linked quarter and $2.4 billion since March 31, 2018.

▪
Residential mortgage loans were $2.5 billion at March 31, 2019, compared to $2.7 billion at December 31, 2018 and $4.9 billion at March 31, 2018. The decline was mainly due to repayments of loans acquired in the Astoria Merger and the reclassification of $1.6 billion in loans to loans held for sale at December 31, 2018, of which $1.3 billion were sold in the first quarter of 2019.

▪	Total deposits at March 31, 2019 increased $11.5 million compared to December 31 and total deposits increased $602.4 million over March 31, 2018.

▪	Core deposits at March 31, 2019 were $20.2 billion and increased $161.8 million compared to December 31, 2018 and $622.3 million over March 31, 2018.

▪	Municipal deposits at March 31, 2019 were $2.0 billion, and increased $275.9 million relative to December 31, 2018 and $252.1 million relative to March 31, 2018.

▪
Investment securities decreased by $720.2 million from March 31, 2018, and represented 19.7% of total assets at March 31, 2019. In connection with the adoption of a new accounting standard, effective January 1, 2019, we transferred held-to-maturity securities with a fair value of $708,627 to available for sale. We sold securities with a book value of $751,935 to fund the commercial loan portfolio acquired from Woodforest National Bank, and to reduce lower yielding securities as a percentage of total assets.

▪	Total borrowings at March 31, 2019 were $3.6 billion and declined $1.6 billion relative to December 31, 2018.

Credit Quality

($ in thousands)	For the three months ended			Change % / bps
	3/31/2018	12/31/2018	3/31/2019	Y-o-Y	Linked Qtr
Provision for loan losses	$13,000	$10,500	$10,200	(21.5)%	(2.9)%
Net charge-offs	8,815	6,188	6,917	(21.5)	11.8
Allowance for loan losses	82,092	95,677	98,960	20.5	3.4
Non-performing loans	182,046	168,822	170,415	(6.4)	0.9
Loans 30 to 89 days past due	59,818	97,201	64,260	7.4	(33.9)
Annualized net charge-offs to average loans	0.18%	0.12%	0.14%	(4)	2
Special mention loans	101,904	113,180	128,054	25.7	13.1
Substandard loans	245,910	266,047	288,694	17.4	8.5
Allowance for loan losses to total loans	0.41	0.50	0.50	9	—
Allowance for loan losses to non-performing loans	45.1	56.7	58.1	1,300	140
Provision for loan losses was $10.2 million and was $3.3 million in excess of net charge-offs of $6.9 million. Allowance coverage ratios were 0.50% of total loans and 58.1% of non-performing loans at March 31, 2019. Strong organic commercial loan growth increased the total allowance for loan losses requirement. The commercial loan acquisition from Woodforest National Bank is subject to a purchase accounting fair value adjustment and as a result, did not increase the allowance for loan losses. Note that due to our various acquisitions and mergers, a significant portion of the Company’s loan portfolio does not carry an allowance for loan losses, as the acquired loans are recorded at their estimated fair value on the acquisition date.
Non-performing loans increased by $1.6 million to $170.4 million at March 31, 2019 compared to the linked quarter, and net charge-offs remained stable at 14 basis points of total loans on an annualized basis. Loans 30 to 89 days past due decreased $32.9 million from the linked quarter, which was mainly due to loans that were in the process of renewal.
Special mention loans increased $14.9 million and substandard loans increased $22.6 million in the first quarter of 2019 compared to the linked quarter. At March 31, 2019, in the population of commercial loans acquired from Woodforest National Bank, there were $36.0 million of special mention loans and $6.6 million of substandard loans; as part of the acquisition agreement, certain of these loans include a credit loss share provision between us and Woodforest National Bank. In addition, two loans with an aggregate balance of $18.9 million transitioned from special mention at December 31, 2018 to substandard at March 31, 2019.

Capital

($ in thousands, except share and per share data)	As of			Change % / bps
	3/31/2018	12/31/2018	3/31/2019	Y-o-Y	Linked Qtr
Total stockholders’ equity	$4,273,755	$4,428,853	$4,419,223	3.4%	(0.2)%
Preferred stock	139,025	138,423	138,218	(0.6)	(0.1)
Goodwill and other intangible assets	1,727,030	1,742,578	1,782,533	3.2	2.3
Tangible common stockholders’ equity	$2,407,700	$2,547,852	$2,498,472	3.8	(1.9)
Common shares outstanding	225,466,266	216,227,852	209,560,824	(7.1)	(3.1)
Book value per common share	$18.34	$19.84	$20.43	11.4	3.0
Tangible book value per common share [7]	10.68	11.78	11.92	11.6	1.2
Tangible common equity to tangible assets [7]	8.38%	8.60%	8.87%	49	27
Estimated Tier 1 leverage ratio - Company	9.39	9.50	9.21	(18)	(29)
Estimated Tier 1 leverage ratio - Bank	10.00	9.94	9.58	(42)	(36)
[7]See a reconciliation of non-GAAP financial measures beginning on page 17.

Total stockholders’ equity declined $9.6 million to $4.4 billion as of March 31, 2019 compared to December 31, 2018 and increased $145.5 million compared to March 31, 2018. For the first quarter of 2019, net income available to common stockholders of $99.4 million and an increase in the fair value of our available for sale investment securities of $59.3 million was offset by common dividends of $15.1 million, preferred dividends of $2.2 million and common stock repurchases of $154.3 million.

Total goodwill and other intangible assets were $1.8 billion at March 31, 2019, an increase of $40.0 million compared to December 31, 2018, which was mainly due to the commercial loan portfolio and origination platform acquisition from Woodforest National Bank as the transaction was recorded as a business combination.

Basic and diluted weighted average common shares outstanding declined relative to the linked quarter by approximately 9.2 million and were 213.2 million and 213.5 million, respectively. Total common shares outstanding at March 31, 2019 were approximately 209.6 million. In the first quarter of 2019, we repurchased 8,002,595 shares of common stock at a weighted average price of $19.28 per share, for total consideration of $154.3 million. On April 24, 2019, our board of directors approved an increase to the stock repurchase program of 10 million shares.

Tangible book value per common share was $11.92 at March 31, 2019, which represented an increase of 11.6% over a year ago and an increase of 1.2% over December 31, 2018.

Conference Call Information
Sterling Bancorp will host a teleconference and webcast on Thursday, April 25, 2019 at 10:30 AM Eastern Time to discuss the Company’s results. Analysts, investors and interested parties are invited to listen to the webcast and view accompanying slides on the Company’s website at www.sterlingbancorp.com or by dialing (888) 220-8451, Conference ID #6223029. A replay of the teleconference can be accessed through the Company’s website.

About Sterling Bancorp
Sterling Bancorp, whose principal subsidiary is Sterling National Bank, specializes in the delivery of services and solutions to business owners, their families and consumers within the communities it serves through teams of dedicated and experienced relationship managers. Sterling National Bank offers a complete line of commercial, business, and consumer banking products and services. For more information, visit the Sterling Bancorp website at www.sterlingbancorp.com.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may concern Sterling Bancorp’s current expectations about its future results, plans, operations and prospects and involve certain risks, including the following: business disruption; a failure to grow revenues faster than we grow expenses; a deterioration in general economic conditions, either nationally, internationally, or in our market areas, including extended declines in the real estate market and constrained financial markets; inflation; the effects of, and changes in, trade; changes in asset quality and credit risk; introduction, withdrawal, success and timing of business initiatives; capital management activities; customer disintermediation; and the success of Sterling Bancorp in managing those risks. Other factors that could cause Sterling Bancorp’s actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of Sterling Bancorp’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made and we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Financial information contained in this release should be considered to be an estimate pending the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require information received by management between the date of this release and the filing of the Quarterly Report on Form 10-Q to be reflected in the results of the fiscal period, even though the new information was received by management subsequent to the date of this release.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

	3/31/2018	12/31/2018	3/31/2019
Assets:
Cash and cash equivalents	$364,331	$438,110	$314,255
Investment securities	6,635,286	6,667,180	5,915,050
Loans held for sale	44,440	1,565,979	248,972
Portfolio loans:
Commercial and industrial (“C&I”)	5,341,548	6,533,386	7,265,187
Commercial real estate (including multi-family)	9,099,606	9,406,541	9,516,013
Acquisition, development and construction	262,591	267,754	290,875
Residential mortgage	4,883,452	2,705,226	2,549,284
Consumer	352,048	305,623	287,114
Total portfolio loans, gross	19,939,245	19,218,530	19,908,473
Allowance for loan losses	(82,092)	(95,677)	(98,960)
Total portfolio loans, net	19,857,153	19,122,853	19,809,513
Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank Stock, at cost	354,832	369,690	298,455
Accrued interest receivable	102,129	107,111	115,764
Premises and equipment, net	318,267	264,194	262,744
Goodwill	1,579,891	1,613,033	1,657,814
Other intangibles	147,139	129,545	124,719
Bank owned life insurance	655,278	653,995	657,504
Other real estate owned	24,493	19,377	16,502
Other assets	385,541	432,240	535,315
Total assets	$30,468,780	$31,383,307	$29,956,607
Liabilities:
Deposits	$20,623,233	$21,214,148	$21,225,639
FHLB borrowings	4,449,829	4,838,772	3,259,507
Other borrowings	26,850	21,338	27,020
Senior notes	278,144	181,130	173,952
Subordinated notes	172,771	172,943	173,001
Mortgage escrow funds	161,724	72,891	102,036
Other liabilities	482,474	453,232	576,229
Total liabilities	26,195,025	26,954,454	25,537,384
Stockholders’ equity:
Preferred stock	139,025	138,423	138,218
Common stock	2,299	2,299	2,299
Additional paid-in capital	3,766,280	3,776,461	3,751,835
Treasury stock	(51,102)	(213,935)	(355,357)
Retained earnings	496,297	791,550	888,838
Accumulated other comprehensive (loss)	(79,044)	(65,945)	(6,610)
Total stockholders’ equity	4,273,755	4,428,853	4,419,223
Total liabilities and stockholders’ equity	$30,468,780	$31,383,307	$29,956,607

Shares of common stock outstanding at period end	225,466,266	216,227,852	209,560,824
Book value per common share	$18.34	$19.84	$20.43
Tangible book value per common share[1]	10.68	11.78	11.92
[1] See reconciliation of non-GAAP financial measures beginning on page 17.

Sterling Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	3/31/2018	12/31/2018	3/31/2019
Interest and dividend income:
Loans and loan fees	$234,615	$260,417	$260,295
Securities taxable	27,061	30,114	27,847
Securities non-taxable	15,312	15,104	14,857
Other earning assets	4,358	7,562	6,401
Total interest and dividend income	281,346	313,197	309,400
Interest expense:
Deposits	24,206	41,450	45,995
Borrowings	22,770	28,876	27,899
Total interest expense	46,976	70,326	73,894
Net interest income	234,370	242,871	235,506
Provision for loan losses	13,000	10,500	10,200
Net interest income after provision for loan losses	221,370	232,371	225,306
Non-interest income:
Deposit fees and service charges	7,003	6,511	6,212
Accounts receivable management / factoring commissions and other related fees	5,360	6,480	5,423
Bank owned life insurance	3,614	4,060	3,641
Loan commissions and fees	3,406	4,066	3,838
Investment management fees	1,825	1,901	1,900
Net (loss) on sale of securities	(5,421)	(4,886)	(13,184)
Gain on sale of residential mortgage loans	—	—	8,313
Other	2,920	4,343	3,454
Total non-interest income	18,707	22,475	19,597
Non-interest expense:
Compensation and benefits	54,680	54,677	55,990
Stock-based compensation plans	2,854	3,679	5,123
Occupancy and office operations	17,460	16,579	16,535
Information technology	11,718	8,761	8,675
Amortization of intangible assets	6,052	5,865	4,826
FDIC insurance and regulatory assessments	5,347	3,608	3,338
Other real estate owned, net	364	15	217
Charge for asset write-downs, systems integration, retention and severance	—	—	3,344
Other	13,274	16,737	16,944
Total non-interest expense	111,749	109,921	114,992
Income before income tax expense	128,328	144,925	129,911
Income tax expense	29,456	30,434	28,474
Net income	98,872	114,491	101,437
Preferred stock dividend	1,999	1,990	1,989
Net income available to common stockholders	$96,873	$112,501	$99,448
Weighted average common shares:
Basic	224,730,686	222,319,682	213,157,090
Diluted	225,264,147	222,769,369	213,505,842
Earnings per common share:
Basic earnings per share	$0.43	$0.51	$0.47
Diluted earnings per share	0.43	0.51	0.47
Dividends declared per share	0.07	0.07	0.07

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
End of Period	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019
Total assets	$30,468,780	$31,463,077	$31,261,265	$31,383,307	$29,956,607
Tangible assets [1]	28,741,750	29,708,659	29,516,084	29,640,729	28,174,074
Securities available for sale	3,760,338	3,929,386	3,843,244	3,870,563	3,847,799
Securities held to maturity	2,874,948	2,859,860	2,842,728	2,796,617	2,067,251
Loans held for sale[2]	44,440	30,626	31,042	1,565,979	248,972
Portfolio loans	19,939,245	20,674,493	20,533,214	19,218,530	19,908,473
Goodwill	1,579,891	1,613,144	1,609,772	1,613,033	1,657,814
Other intangibles	147,139	141,274	135,409	129,545	124,719
Deposits	20,623,233	20,965,889	21,456,057	21,214,148	21,225,639
Municipal deposits (included above)	1,775,472	1,652,733	2,019,893	1,751,670	2,027,563
Borrowings	4,927,594	5,537,537	4,825,855	5,214,183	3,633,480
Stockholders’ equity	4,273,755	4,352,735	4,438,303	4,428,853	4,419,223
Tangible common equity [1]	2,407,700	2,459,489	2,554,495	2,547,852	2,498,472
Quarterly Average Balances
Total assets	30,018,289	30,994,904	31,036,026	30,925,281	30,742,943
Tangible assets [1]	28,287,337	29,237,608	29,283,093	29,179,942	28,986,437
Loans, gross:
Commercial real estate (includes multi-family)	9,028,849	9,100,098	9,170,117	9,341,579	9,385,420
Acquisition, development and construction	267,638	247,500	252,710	279,793	284,299
Commercial and industrial:
Traditional commercial and industrial	1,933,323	2,026,313	2,037,195	2,150,644	2,418,027
Asset-based lending[3]	781,392	778,708	820,060	812,903	876,218
Payroll finance[3]	229,920	219,545	223,636	223,061	197,809
Warehouse lending[3]	495,133	731,385	857,280	690,277	710,776
Factored receivables[3]	217,865	224,159	220,808	267,986	250,426
Equipment financing[3]	689,493	1,140,803	1,158,945	1,147,269	1,245,051
Public sector finance[3]	653,344	725,675	784,260	828,153	869,829
Total commercial and industrial	5,000,470	5,846,588	6,102,184	6,120,293	6,568,136
Residential mortgage	4,977,191	4,801,595	4,531,922	4,336,083	3,878,991
Consumer	361,752	344,183	330,061	311,475	295,428
Loans, total[4]	19,635,900	20,339,964	20,386,994	20,389,223	20,412,274
Securities (taxable)	3,997,542	4,130,949	4,193,910	4,133,456	3,833,690
Securities (non-taxable)	2,604,633	2,620,579	2,580,802	2,552,533	2,501,004
Other interest earning assets	595,847	665,888	638,227	635,443	667,256
Total earning assets	26,833,922	27,757,380	27,799,933	27,710,655	27,414,224
Deposits:
Non-interest bearing demand	3,971,079	3,960,683	4,174,908	4,324,247	4,247,389
Interest bearing demand	3,941,749	4,024,972	4,286,278	4,082,526	4,334,266
Savings (including mortgage escrow funds)	2,917,624	2,916,755	2,678,662	2,535,098	2,460,247
Money market	7,393,335	7,337,904	7,404,208	7,880,331	7,776,501
Certificates of deposit	2,464,360	2,528,355	2,571,298	2,530,226	2,497,723
Total deposits and mortgage escrow	20,688,147	20,768,669	21,115,354	21,352,428	21,316,126
Borrowings	4,597,903	5,432,582	5,052,752	4,716,522	4,466,172
Stockholders’ equity	4,243,897	4,305,928	4,397,823	4,426,118	4,415,449
Tangible common equity [1]	2,373,794	2,409,674	2,506,198	2,542,256	2,520,595

[1] See a reconciliation of non-GAAP financial measures beginning on page 17.
2At December 31, 2018 and March 31, 2018 loans held for sale included $1.54 billion and $222 million of residential mortgage loans, balance of loans held for sale are commercial syndication loans.
[3] Asset-based lending, payroll finance, warehouse lending, factored receivables, equipment finance and public sector finance comprise our commercial finance loan portfolio.
[4] Includes loans held for sale, but excludes allowance for loan losses.

Sterling Bancorp and Subsidiaries
SELECTED FINANCIAL DATA AND PERFORMANCE RATIOS
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Per Common Share Data	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019
Basic earnings per share	$0.43	$0.50	$0.52	$0.51	$0.47
Diluted earnings per share	0.43	0.50	0.52	0.51	0.47
Adjusted diluted earnings per share, non-GAAP [1]	0.45	0.50	0.51	0.52	0.50
Dividends declared per common share	0.07	0.07	0.07	0.07	0.07
Book value per common share	18.34	18.69	19.07	19.84	20.43
Tangible book value per common share[1]	10.68	10.91	11.33	11.78	11.92
Shares of common stock o/s	225,466,266	225,470,254	225,446,089	216,227,852	209,560,824
Basic weighted average common shares o/s	224,730,686	225,084,232	225,088,511	222,319,682	213,157,090
Diluted weighted average common shares o/s	225,264,147	225,621,856	225,622,895	222,769,369	213,505,842
Performance Ratios (annualized)
Return on average assets	1.31%	1.45%	1.50%	1.44%	1.31%
Return on average equity	9.26	10.46	10.61	10.08	9.13
Return on average tangible assets	1.39	1.54	1.59	1.53	1.39
Return on average tangible common equity	16.55	18.68	18.63	17.56	16.00
Return on average tangible assets, adjusted [1]	1.45	1.55	1.55	1.58	1.48
Return on avg. tangible common equity, adjusted [1]	17.24	18.79	18.09	18.17	17.04
Operating efficiency ratio, as adjusted [1]	40.3	38.3	38.9	38.0	40.5
Analysis of Net Interest Income
Accretion income on acquired loans	$30,340	$28,010	$26,574	$27,016	$25,580
Yield on loans	4.85%	5.01%	5.01%	5.07%	5.17%
Yield on investment securities - tax equivalent [2]	2.85	2.88	2.87	2.92	2.99
Yield on interest earning assets - tax equivalent [2]	4.31	4.47	4.47	4.54	4.64
Cost of interest bearing deposits	0.59	0.68	0.84	0.97	1.09
Cost of total deposits	0.47	0.55	0.68	0.77	0.88
Cost of borrowings	2.01	2.23	2.29	2.43	2.53
Cost of interest bearing liabilities	0.89	1.06	1.17	1.28	1.39
Net interest rate spread - tax equivalent basis [2]	3.42	3.41	3.30	3.26	3.25
Net interest margin - GAAP basis	3.54	3.56	3.48	3.48	3.48
Net interest margin - tax equivalent basis [2]	3.60	3.62	3.54	3.53	3.54
Capital
Tier 1 leverage ratio - Company [3]	9.39%	9.32%	9.68%	9.50%	9.21%
Tier 1 leverage ratio - Bank only [3]	10.00	9.84	10.10	9.94	9.58
Tier 1 risk-based capital ratio - Bank only [3]	14.23	13.71	14.23	13.55	13.13
Total risk-based capital ratio - Bank only [3]	15.51	14.94	15.50	14.06	14.41
Tangible common equity - Company [1]	8.38	8.28	8.65	8.60	8.87
Condensed Five Quarter Income Statement
Interest and dividend income	$281,346	$304,906	$309,025	$313,197	$309,400
Interest expense	46,976	58,690	65,076	70,326	73,894
Net interest income	234,370	246,216	243,949	242,871	235,506
Provision for loan losses	13,000	13,000	9,500	10,500	10,200
Net interest income after provision for loan losses	221,370	233,216	234,449	232,371	225,306
Non-interest income	18,707	37,868	24,145	22,475	19,597
Non-interest expense	111,749	124,928	111,773	109,921	114,992
Income before income tax expense	128,328	146,156	146,821	144,925	129,911
Income tax expense	29,456	31,915	27,171	30,434	28,474
Net income	$98,872	$114,241	$119,650	$114,491	$101,437

[1] See a reconciliation of non-GAAP financial measures beginning on page 17.
[2] Tax equivalent basis represents interest income earned on tax exempt securities divided by the applicable Federal tax rate of 21%.
[3] Regulatory capital amounts and ratios are preliminary estimates pending filing of the Company’s and Bank’s regulatory reports.

Sterling Bancorp and Subsidiaries
ASSET QUALITY INFORMATION
(unaudited, in thousands, except share and per share data)

	As of and for the Quarter Ended
Allowance for Loan Losses Roll Forward	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019
Balance, beginning of period	$77,907	$82,092	$86,026	$91,365	$95,677
Provision for loan losses	13,000	13,000	9,500	10,500	10,200
Loan charge-offs[1]:
Traditional commercial & industrial	(3,572)	(1,831)	(3,415)	(452)	(4,839)
Asset-based lending	—	—	—	(4,936)	—
Payroll finance	—	(314)	(2)	(21)	—
Factored receivables	(3)	(160)	(18)	(23)	(32)
Equipment financing	(4,199)	(2,477)	(829)	(1,060)	(1,249)
Commercial real estate	(1,353)	(3,166)	(359)	(56)	(17)
Multi-family	—	—	(168)	(140)	—
Acquisition development & construction	—	(721)	—	—	—
Residential mortgage	(39)	(544)	(114)	(694)	(1,085)
Consumer	(125)	(491)	(458)	(335)	(443)
Total charge offs	(9,291)	(9,704)	(5,363)	(7,717)	(7,665)
Recoveries of loans previously charged-off[1]:
Traditional commercial & industrial	214	225	235	404	139
Asset-based lending	—	9	—	—	—
Payroll finance	22	7	5	10	1
Factored receivables	3	2	2	7	121
Equipment financing	72	190	85	604	131
Commercial real estate	16	74	612	185	9
Multi-family	3	—	4	276	103
Residential mortgage	15	34	5	11	1
Consumer	131	97	254	32	243
Total recoveries	476	638	1,202	1,529	748
Net loan charge-offs	(8,815)	(9,066)	(4,161)	(6,188)	(6,917)
Balance, end of period	$82,092	$86,026	$91,365	$95,677	$98,960
Asset Quality Data and Ratios
Non-performing loans (“NPLs”) non-accrual	$181,745	$178,626	$177,876	$166,400	$166,746
NPLs still accruing	301	12,349	7,346	2,422	3,669
Total NPLs	182,046	190,975	185,222	168,822	170,415
Other real estate owned	24,493	20,264	22,735	19,377	16,502
Non-performing assets (“NPAs”)	$206,539	$211,239	$207,957	$188,199	$186,917
Loans 30 to 89 days past due	$59,818	$73,441	$50,084	$97,201	$64,260
Net charge-offs as a % of average loans (annualized)	0.18%	0.18%	0.08%	0.12%	0.14%
NPLs as a % of total loans	0.91	0.92	0.90	0.88	0.86
NPAs as a % of total assets	0.68	0.67	0.67	0.60	0.62
Allowance for loan losses as a % of NPLs	45.1	45.0	49.3	56.7	58.1
Allowance for loan losses as a % of total loans	0.41	0.42	0.44	0.50	0.50
Special mention loans	$101,904	$119,718	$88,472	$113,180	$128,054
Substandard loans	245,910	251,840	280,358	266,047	288,694
Doubtful loans	968	856	2,219	59	—

[1] There were no charge-offs or recoveries on warehouse lending or public sector finance loans during the periods presented. There were no acquisition development and construction recoveries during the periods presented.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	December 31, 2018			March 31, 2019
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$6,120,293	$82,992	5.38%	$6,568,136	$88,908	5.49%
Commercial real estate (includes multi-family)	9,341,579	112,266	4.77	9,385,420	114,853	4.96
Acquisition, development and construction	279,793	4,377	6.21	284,299	4,341	6.19
Commercial loans	15,741,665	199,635	5.03	16,237,855	208,102	5.20
Consumer loans	311,475	4,794	6.11	295,428	4,096	5.62
Residential mortgage loans	4,336,083	55,989	5.16	3,878,991	48,095	4.96
Total gross loans [1]	20,389,223	260,418	5.07	20,412,274	260,293	5.17
Securities taxable	4,133,456	30,114	2.89	3,833,690	27,847	2.95
Securities non-taxable	2,552,533	19,118	3.00	2,501,004	18,806	3.01
Interest earning deposits	291,460	1,063	1.45	331,954	1,501	1.83
FHLB and Federal Reserve Bank Stock	343,983	6,499	7.50	335,302	4,900	5.93
Total securities and other earning assets	7,321,432	56,794	3.08	7,001,950	53,054	3.07
Total interest earning assets	27,710,655	317,212	4.54	27,414,224	313,347	4.64
Non-interest earning assets	3,214,626			3,328,719
Total assets	$30,925,281			$30,742,943
Interest bearing liabilities:
Demand and savings [2] deposits	$6,617,624	$11,513	0.69%	$6,794,513	$13,427	0.80%
Money market deposits	7,880,331	21,204	1.07	7,776,501	22,616	1.18
Certificates of deposit	2,530,226	8,733	1.37	2,497,723	9,952	1.62
Total interest bearing deposits	17,028,181	41,450	0.97	17,068,737	45,995	1.09
Senior notes	183,499	1,600	3.49	179,439	1,412	3.15
Other borrowings	4,360,118	24,921	2.27	4,113,770	24,132	2.38
Subordinated notes	172,905	2,355	5.45	172,963	2,355	5.45
Total borrowings	4,716,522	28,876	2.43	4,466,172	27,899	2.53
Total interest bearing liabilities	21,744,703	70,326	1.28	21,534,909	73,894	1.39
Non-interest bearing deposits	4,324,247			4,247,389
Other non-interest bearing liabilities	430,213			545,196
Total liabilities	26,499,163			26,327,494
Stockholders’ equity	4,426,118			4,415,449
Total liabilities and stockholders’ equity	$30,925,281			$30,742,943
Net interest rate spread [3]			3.26%			3.25%
Net interest earning assets [4]	$5,965,952			$5,879,315
Net interest margin - tax equivalent		246,886	3.53%		239,453	3.54%
Less tax equivalent adjustment		(4,015)			(3,949)
Net interest income		242,871			235,504
Accretion income on acquired loans		27,016			25,580
Tax equivalent net interest margin excluding accretion income on acquired loans		$219,870	3.15%		$213,873	3.16%
Ratio of interest earning assets to interest bearing liabilities	127.4%			127.3%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
QUARTERLY YIELD TABLE
(unaudited, in thousands, except share and per share data)

	For the Quarter Ended
	March 31, 2018			March 31, 2019
	Average balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest earning assets:
Traditional C&I and commercial finance loans	$5,000,470	$60,873	4.94%	$6,568,136	$88,908	5.49%
Commercial real estate (includes multi-family)	9,028,849	103,281	4.64	9,385,420	114,853	4.96
Acquisition, development and construction	267,638	3,671	5.56	284,299	4,341	6.19
Commercial loans	14,296,957	167,825	4.76	16,237,855	208,102	5.20
Consumer loans	361,752	4,411	4.95	295,428	4,096	5.62
Residential mortgage loans	4,977,191	62,379	5.01	3,878,991	48,095	4.96
Total gross loans [1]	19,635,900	234,615	4.85	20,412,274	260,293	5.17
Securities taxable	3,997,542	27,061	2.75	3,833,690	27,847	2.95
Securities non-taxable	2,604,633	19,382	2.98	2,501,004	18,806	3.01
Interest earning deposits	305,270	828	1.10	331,954	1,501	1.83
FHLB and Federal Reserve Bank stock	290,577	3,530	4.93	335,302	4,900	5.93
Total securities and other earning assets	7,198,022	50,801	2.86	7,001,950	53,054	3.07
Total interest earning assets	26,833,922	285,416	4.31	27,414,224	313,347	4.64
Non-interest earning assets	3,184,367			3,328,719
Total assets	$30,018,289			$30,742,943
Interest bearing liabilities:
Demand and savings [2] deposits	$6,859,373	$7,173	0.42	$6,794,513	$13,427	0.80
Money market deposits	7,393,335	10,912	0.60	7,776,501	22,616	1.18
Certificates of deposit	2,464,360	6,121	1.01	2,497,723	9,952	1.62
Total interest bearing deposits	16,717,068	24,206	0.59	17,068,737	45,995	1.09
Senior notes	278,181	2,740	3.94	179,439	1,412	3.15
Other borrowings	4,146,987	17,678	1.73	4,113,770	24,132	2.38
Subordinated notes	172,735	2,352	5.45	172,963	2,355	5.45
Total borrowings	4,597,903	22,770	2.01	4,466,172	27,899	2.53
Total interest bearing liabilities	21,314,971	46,976	0.89	21,534,909	73,894	1.39
Non-interest bearing deposits	3,971,079			4,247,389
Other non-interest bearing liabilities	488,342			545,196
Total liabilities	25,774,392			26,327,494
Stockholders’ equity	4,243,897			4,415,449
Total liabilities and stockholders’ equity	$30,018,289			$30,742,943
Net interest rate spread [3]			3.42%			3.25%
Net interest earning assets [4]	$5,518,951			$5,879,315
Net interest margin - tax equivalent		238,440	3.60%		239,453	3.54%
Less tax equivalent adjustment		(4,070)			(3,949)
Net interest income		234,370			235,504
Accretion income on acquired loans		30,340			25,580
Tax equivalent net interest margin excluding accretion income on acquired loans		$208,100	3.15%		$213,873	3.16%
Ratio of interest earning assets to interest bearing liabilities	125.9%			127.3%
1 Average balances include loans held for sale and non-accrual loans. Interest includes prepayment fees and late charges.
2 Includes club accounts and interest bearing mortgage escrow balances.
3 Net interest rate spread represents the difference between the tax equivalent yield on average interest earning assets and the cost of average interest bearing liabilities.
4 Net interest earning assets represents total interest earning assets less total interest bearing liabilities.

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 19.
	As of or for the Quarter Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019

The following table shows the reconciliation of stockholders’ equity to tangible common equity and the tangible common equity ratio[1]:

Total assets	$30,468,780	$31,463,077	$31,261,265	$31,383,307	$29,956,607
Goodwill and other intangibles	(1,727,030)	(1,754,418)	(1,745,181)	(1,742,578)	(1,782,533)
Tangible assets	28,741,750	29,708,659	29,516,084	29,640,729	28,174,074
Stockholders’ equity	4,273,755	4,352,735	4,438,303	4,428,853	4,419,223
Preferred stock	(139,025)	(138,828)	(138,627)	(138,423)	(138,218)
Goodwill and other intangibles	(1,727,030)	(1,754,418)	(1,745,181)	(1,742,578)	(1,782,533)
Tangible common stockholders’ equity	2,407,700	2,459,489	2,554,495	2,547,852	2,498,472
Common stock outstanding at period end	225,466,266	225,470,254	225,446,089	216,227,852	209,560,824
Common stockholders’ equity as a % of total assets	13.57%	13.39%	13.75%	13.67%	14.29%
Book value per common share	$18.34	$18.69	$19.07	$19.84	$20.43
Tangible common equity as a % of tangible assets	8.38%	8.28%	8.65%	8.60%	8.87%
Tangible book value per common share	$10.68	$10.91	$11.33	$11.78	$11.92

The following table shows the reconciliation of reported return on average tangible common equity and adjusted return on average tangible common equity[2]:

Average stockholders’ equity	$4,243,897	$4,305,928	$4,397,823	$4,426,118	$4,415,449
Average preferred stock	(139,151)	(138,958)	(138,692)	(138,523)	(138,348)
Average goodwill and other intangibles	(1,730,952)	(1,757,296)	(1,752,933)	(1,745,339)	(1,756,506)
Average tangible common stockholders’ equity	2,373,794	2,409,674	2,506,198	2,542,256	2,520,595
Net income available to common	96,873	112,245	117,657	112,501	99,448
Net income, if annualized	392,874	450,213	466,791	446,335	403,317
Reported return on avg tangible common equity	16.55%	18.68%	18.63%	17.56%	16.00%
Adjusted net income (see reconciliation on page 18)	$100,880	$112,868	$114,273	$116,458	$105,902
Annualized adjusted net income	409,124	452,712	453,366	462,034	429,492
Adjusted return on average tangible common equity	17.24%	18.79%	18.09%	18.17%	17.04%

The following table shows the reconciliation of reported return on average tangible assets and adjusted return on average tangible assets[3]:

Average assets	$30,018,289	$30,994,904	$31,036,026	$30,925,281	$30,742,943
Average goodwill and other intangibles	(1,730,952)	(1,757,296)	(1,752,933)	(1,745,339)	(1,756,506)
Average tangible assets	28,287,337	29,237,608	29,283,093	29,179,942	28,986,437
Net income available to common	96,873	112,245	117,657	112,501	99,448
Net income, if annualized	392,874	450,213	466,791	446,335	403,317
Reported return on average tangible assets	1.39%	1.54%	1.59%	1.53%	1.39%
Adjusted net income (see reconciliation on page 18)	$100,880	$112,868	$114,273	$116,458	$105,902
Annualized adjusted net income	409,124	452,712	453,366	462,034	429,492
Adjusted return on average tangible assets	1.45%	1.55%	1.55%	1.58%	1.48%

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The Company provides supplemental reporting of non-GAAP/adjusted financial measures as management believes this information is useful to investors. See legend beginning on page 19.
	As of and for the Quarter Ended
	3/31/2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019
The following table shows the reconciliation of the reported operating efficiency ratio and adjusted operating efficiency ratio[4]:

Net interest income	$234,370	$246,216	$243,949	$242,871	$235,506
Non-interest income	18,707	37,868	24,145	22,475	19,597
Total revenue	253,077	284,084	268,094	265,346	255,103
Tax equivalent adjustment on securities	4,070	4,094	4,052	4,015	3,949
Net loss on sale of securities	5,421	425	56	4,886	13,184
Net (gain) on sale of fixed assets	—	(11,797)	—	—	—
Net (gain) on sale of residential mtg loans	—	—	—	—	(8,313)
Adjusted total revenue	262,568	276,806	272,202	274,247	263,923
Non-interest expense	111,749	124,928	111,773	109,921	114,992
Charge for asset write-downs, systems integration, retention and severance	—	(13,132)	—	—	(3,344)
Gain on extinguishment of borrowings	—	—	—	172	46
Amortization of intangible assets	(6,052)	(5,865)	(5,865)	(5,865)	(4,826)
Adjusted non-interest expense	105,697	105,931	105,908	104,228	106,868
Reported operating efficiency ratio	44.2%	44.0%	41.7%	41.4%	45.1%
Adjusted operating efficiency ratio	40.3	38.3	38.9	38.0	40.5

The following table shows the reconciliation of reported net income (GAAP) and earnings per share to adjusted net income available to common stockholders (non-GAAP) and adjusted diluted earnings per share(non-GAAP)[5]:

Income before income tax expense	$128,328	$146,156	$146,821	$144,925	$129,911
Income tax expense	29,456	31,915	27,171	30,434	28,474
Net income (GAAP)	98,872	114,241	119,650	114,491	101,437
Adjustments:
Net loss on sale of securities	5,421	425	56	4,886	13,184
Net (gain) on sale of fixed assets	—	(11,797)	—	—	—
Net (gain) on sale of residential mtg loans	—	—	—	—	(8,313)
(Gain) on extinguishment of debt	—	—	—	(172)	(46)
Charge for asset write-downs, systems integration, retention and severance	—	13,132	—	—	3,344
Amortization of non-compete agreements and acquired customer list intangible assets	295	295	295	295	242
Total pre-tax adjustments	5,716	2,055	351	5,009	8,411
Adjusted pre-tax income	134,044	148,211	147,172	149,934	138,322
Adjusted income tax expense	(31,165)	(33,347)	(30,906)	(31,486)	(30,431)
Adjusted net income (non-GAAP)	102,879	114,864	116,266	118,448	107,891
Preferred stock dividend	1,999	1,996	1,993	1,990	1,989
Adjusted net income available to common stockholders (non-GAAP)	$100,880	$112,868	$114,273	$116,458	$105,902

Weighted average diluted shares	225,264,147	225,621,856	225,622,895	222,769,369	213,505,842
Reported diluted EPS (GAAP)	$0.43	$0.50	$0.52	$0.51	$0.47
Adjusted diluted EPS (non-GAAP)	0.45	0.50	0.51	0.52	0.50

Sterling Bancorp and Subsidiaries
NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The non-GAAP/as adjusted measures presented above are used by our management and the Company’s Board of Directors on a regular basis in addition to our GAAP results to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP/adjusted financial measures complement our GAAP reporting and are presented above to provide investors, analysts, regulators and others information that we use to manage and evaluate our performance each period. This information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results. When non-GAAP/adjusted measures are impacted by income tax expense, we present the pre-tax amount for the income and expense items that result in the non-GAAP adjustments and present the income tax expense impact at the effective tax rate in effect for the period presented.

1 Stockholders’ equity as a percentage of total assets, book value per common share, tangible common equity as a percentage of tangible assets and tangible book common value per share provides information to help assess our capital position and financial strength. We believe tangible book measures improve comparability to other banking organizations that have not engaged in acquisitions that have resulted in the accumulation of goodwill and other intangible assets.

2 Reported return on average tangible common equity and adjusted return on average tangible common equity measures provide information to evaluate the use of our tangible common equity.

3 Reported return on average tangible assets and adjusted return on average tangible assets measures provide information to help assess our profitability.

4 The reported operating efficiency ratio is a non-GAAP measure calculated by dividing our GAAP non-interest expense by the sum of our GAAP net interest income plus GAAP non-interest income. The adjusted operating efficiency ratio is a non-GAAP measure calculated by dividing non-interest expense adjusted for intangible asset amortization and certain expenses generally associated with discrete merger transactions and non-recurring strategic plans by the sum of net interest income plus non-interest income plus the tax equivalent adjustment on securities income and elimination of the impact of gain or loss on sale of securities. The adjusted operating efficiency ratio is a measure we use to assess our operating performance.

5 Adjusted net income available to common stockholders and adjusted diluted earnings per share present a summary of our earnings, which includes adjustments to exclude certain revenues and expenses (generally associated with discrete merger transactions and non-recurring strategic plans) to help in assessing our profitability.